UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 29, 2013

TECHE HOLDING COMPANY
(Exact name of Registrant as specified in its Charter)

Louisiana	1-13712	72-1287456
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 Jefferson Terrace, New Iberia, Louisiana	70560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(337) 560-7151

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐           Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

TECHE HOLDING COMPANY

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07.  Submission of Matters to a Vote of Security Holders

On January 29, 2013, the Company held its annual meeting of shareholders at which the following items were voted on.

(1)           Election of Directors
Nominee	For	Withheld	Broker Non-Vote

Donelson T. Caffery, Jr.	985,196	33,101	723,808
Ernest Freyou	970,996	47,301	723,808
Patrick O. Little	979,996	38,301	723,808

There were no abstentions in the election of directors.

(2)           Ratification of appointment of Dixon Hughes Goodman LLP as independent auditors for the fiscal year ending September 30, 2013.

For	Against	Abstain
1,699,001	3,072	40,032

There were no broker non-votes on the ratification of auditors.

(3)           Approval of a non-binding advisory vote on executive compensation.

For	Against	Abstain	Broker Non-Vote
973,253	13,422	31,621	723,809

(4)           Whether advisory votes on executive compensation should occur every one, two or three years.

One Year	Two Years	Three Years	Abstain	Broker Non-Vote
290,451	25,665	664,229	37,951	723,809

(d)           The Registrant’s Board of Directors has determined in light of the vote on Proposal 4 above to include a shareholder advisory vote on executive compensation in its proxy materials every three years.

For further information, reference is made to the Registrant’s press release dated January 30, 2013, which is filed herewith as Exhibit 99.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits:

       99           Press Release, dated January 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHE HOLDING COMPANY
Date: January 30, 2013	By:	/s/ J. L. Chauvin
J. L. Chauvin Senior Vice President, Treasurer and Chief Financial Officer (Duly Authorized Representative)